SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 25, 2014

ECO VENTUTRES GROUP, INC.
(Exact name of registrant as specified in its charter)

000-52445
(Commission File Number)

Nevada	33-1133537
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7432 State Road 50, Suite 101 Groveland, FL	34736
(Address of principal executive offices)	(Zip Code)

(352) 557-4830
(Registrant’s telephone number, including area code)
Former name if changed from last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 - Entry into a Material Definitive Agreement.

On or about April 18, 2013, Clear TV Ventures, Inc. (formerly Eco Ventures Group, Inc.) (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange”) with Petlife Corporation, a Delaware corporation (“Petlife”) and the shareholders of Petlife Corporation (the “Shareholders”) for the exchange of all of the issued and outstanding shares of Petlife. These shares of Petlife are being exchanged for 40,000,000 fully paid non-assessable shares of the Company or 80% of the issued and outstanding shares of the Company.

The closing of the Share Exchange Agreement is conditioned upon certain, limited customary representations and warranties as well as conditions to close such as the total issued and outstanding shares of the Company being limited to 50,000,000 issued and outstanding post closing.  Following the closing of the Share Exchange Agreement we intend to continue the Company’s and Petlife’s historical businesses and proposed businesses. Our historical business and operations will continue independently through a newly formed wholly owned subsidiary.

Both our CUSIP number and our trading symbol for our common stock which trades on the OTCQB Tier of the OTC Markets, Inc. will change as a result of the name change.  The new CUSIP number will be [____].  We are in the process of submitting the notification and certain other information to the Financial Information Regulatory Association, Inc. (“FINRA”) to process the name change.  At such time as we are assigned a new trading symbol, we will make a subsequent announcement.

There will be no mandatory exchange of stock certificates.  Following the name change the share certificates which reflect our prior name will continue to be valid.  Certificates reflecting the new corporate name will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent, Empire Stock Transfer, Inc., telephone 702-818-5898.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Share Exchange Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Share Exchange Agreement among Clear TV Ventures, Inc., a Nevada corporation, Petlife Corporation, a Delaware Corporation and the Shareholders of Petlife Corporation dated April 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 29, 2014		ECO VENTURES GROUP, INC.

	By:	/s/ Randall Lanham
Randall Lanham
Chief Financial Officer